As filed with the Securities and Exchange Commission on August 21, 2015
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2417093
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1655 Roberts Boulevard, NW, Kennesaw, Georgia   30144
(Address, including zip code, of registrant’s principal executive offices)

J. Patrick Mackin,
Chairman, President and
Chief Executive Officer
CryoLife, Inc.
1655 Roberts Boulevard, NW
Kennesaw, Georgia  30144
(770) 419-3355
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roger T. Weitkamp, Esq.,	B. Joseph Alley, Jr., Esq.
Associate General Counsel	Arnall Golden Gregory LLP
CryoLife, Inc.	Suite 2100
1655 Roberts Boulevard, NW	171 17th Street, NW
Kennesaw, Georgia 30144	Atlanta, Georgia 30363-1031
(770) 419-3355	(404) 873-8500

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this Registration Statement.

If the only securities being represented on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                                                                Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Debt Securities
Common Stock (including attached preferred share purchase rights)
Preferred Stock
Depositary Shares (3)
Warrants
Units
Total $ 100,000,000 $ 11,460 (5)	$150,000,000	$17,430 (4)(5)

 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock, preferred stock, depositary shares, warrants and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.  This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Rule 457(o) under the Securities Act of 1933, as amended, permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the amount of the registration fee.  An indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $150,000,000.

(3)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement.   If the Registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the depositary agreement.

(4)
Calculated pursuant to Rule 457(o) at the statutory rate of $116.20 per $1,000,000 of securities registered with respect to the $150,000,000 of securities registered. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting $11,460 of the filing fee due hereunder by the amount of the filing fee that relates to $100,000,000 of securities of the Registrant registered on the Registration Statement on Form S-3 (File No. 333-179629) filed by the Registrant on February 22, 2012, which securities were not sold by the Registrant under such registration statement; the associated filing fee of $11,460 for such unsold securities, which was calculated under Rule 457(o), is hereby used to offset $11,460 of the registration fee due hereunder.

(5)	The Registrant previously paid the registration fee in connection with the filing of the Registration Statement on Form S-3 (File No. 333-206119) on August 5, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is incomplete and may be changed.  The registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2015

PROSPECTUS

$150,000,000

CRYOLIFE, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

 This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, either individually or in units.  We may also offer common stock upon conversion of the preferred stock, preferred stock upon conversion of the depositary shares, or common stock, preferred stock, debt securities or depositary shares upon the exercise of warrants.

 This prospectus provides you with a general description of the securities that may be offered.  Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered.  The supplements may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.  This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

  Our common stock is listed for trading on the New York Stock Exchange under the symbol “CRY.”  Our executive offices are located at 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.  Our telephone number is (770) 419-3355.  The last reported sale price of the common stock on August 20, 2015 was $10.24 per share.  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The securities may be offered directly by us to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable options to purchase additional securities, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This investment involves risks.  You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission as described under “RISK FACTORS” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ __, _____.

 You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any dealer, salesman or other person to provide you with additional or different information.  This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

SUMMARY

    This summary highlights information that we believe is especially important concerning our business and this offering.  It does not contain all of the information that may be important to your investment decision.  You should read the entire prospectus, including the documents incorporated herein by reference, “Risk Factors” and our financial statements and related notes, before deciding to purchase our securities.

ABOUT THIS PROSPECTUS

 This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process.  Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.  This prospectus provides you with a general description of the securities we may offer pursuant to this prospectus.  Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering.  This prospectus does not contain all of the information included in the registration statement.  For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits.  A prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT CRYOLIFE

CryoLife, Inc. develops, manufactures, and commercializes medical devices for cardiac and vascular applications and preserves and distributes human tissues for transplantation. The Company operates throughout the United States and internationally.  CryoLife’s surgical sealants and hemostats include BioGlue® Surgical Adhesive or BioGlue, BioFoam® Surgical Matrix or BioFoam, and PerClot®, a powdered hemostat, which the Company distributes internationally for Starch Medical, Inc.  BioGlue is an FDA-approved adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels.  BioGlue is also CE marked in Europe for use in soft tissue repair and has received additional marketing approvals in several other countries throughout the world.  BioFoam is CE marked in Europe for use as an adjunct to hemostasis in cardiovascular surgery and on abdominal parenchymal tissues, such as the liver and spleen, when control of bleeding by ligature or conventional methods is ineffective or impractical.

CryoLife also specializes in the treatment of coronary artery disease for severe angina using a laser console system and single-use, fiber-optic handpieces to perform a surgical procedure known as Transmyocardial Revascularization.  CryoLife markets the Hemodialysis Reliable Outflow Graft, which is a solution for end-stage renal disease in certain hemodialysis patients.  CryoLife also distributes ProCol®, a natural biological graft derived from a bovine mesenteric vein that provides vascular access for end-stage renal disease hemodialysis patients, which is approved for sale in the U.S.

The cardiac and vascular human tissues distributed by CryoLife include the CryoValve® SG pulmonary heart valve or CryoValve SGPV, and the CryoPatch® SG pulmonary cardiac patch tissue, or CryoPatch SG, both of which are processed using CryoLife’s proprietary SynerGraft® technology.  CryoValve SGPV has FDA 510(k) clearance for the replacement of diseased, damaged, malformed, or malfunctioning native or prosthetic pulmonary valves.  CryoLife's CryoPatch has FDA 510(k) clearance for the repair or reconstruction of the right ventricular outflow tract, which is a surgery commonly performed in children with congenital heart defects.
______________________

CryoLife, Inc. was incorporated January 19, 1984 in Florida.  All references to “CryoLife,” the “Company,” “we,” “us” or “our” in this prospectus mean CryoLife, Inc., a Florida corporation, and all entities owned or controlled by CryoLife, Inc., except where it is made clear that the term means only the parent company.

Our principal executive offices are located at 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
Our telephone number is (770) 419-3355 and our website is located at www.cryolife.com.  Information contained on our website is not part of this prospectus.

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

• senior debt securities;

•	subordinated debt securities;

•	common stock;

• preferred stock, in one or more series;

• depositary shares;

• warrants to purchase shares of common stock, shares of preferred stock or depositary shares; or

• any combination of the foregoing securities, in units.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We refer to our senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

• designation or classification;

• aggregate offering price;

• rates and times of payment of dividends, if any;

• redemption, conversion or sinking fund terms, if any;

• voting or other rights, if any;

• conversion prices, if any; and

• important federal income tax considerations.

Debt Securities.  We may offer senior or subordinated debt securities. The senior debt securities will be issued under a senior indenture, dated as of or prior to the date of such issuance, between us and a trustee to be named in the senior indenture, as amended or supplemented from time to time. Any subordinated debt securities will be issued under a separate indenture, dated as of or prior to the date of such issuance, between us and a trustee to be named in the subordinated indenture, as amended or supplemented from time to time. Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described below under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We have included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.  We have also summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the New York Stock Exchange under the symbol “CRY.”  Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including any dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.  The terms of the preferred stock we may offer under this prospectus and any prospectus supplement will be set forth in a certificate of designations relating to that series and will be incorporated by reference into the registration statement of which this prospectus is a part.  We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Depositary Shares. We may from time to time issue receipts for depositary shares representing fractional shares of our preferred stock. Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement, including a form of depositary receipt that describes the terms of any depositary shares that we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements, and any related free writing prospectus that we may authorize to be provided to you, related to any depositary shares being offered, as well as the complete depositary agreement and depositary receipt that contains the terms of the depositary shares.

Warrants. We may issue warrants for the purchase of debt securities, common stock, preferred stock in one or more series, and/or depositary shares in one or more series. We may issue warrants independently or in combination with debt securities, common stock, preferred stock, and/or depositary shares. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of debt securities, common stock, preferred stock, depositary shares and/or warrants from time to time.  The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

______________________

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

FORWARD LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”),  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements give our current expectations or forecasts of future events.  The words “could,” “may,” “might,” “will,” “would,” “shall,” “should,” “pro forma,” “potential,” “pending,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “future” and other similar expressions generally identify forward-looking statements, including, in particular, statements regarding future services, market expansion, revenues, cost savings, regulatory activity, available funds and capital resources, pending litigation, and our intentions regarding the use of the net proceeds from the sale of securities offered in this prospectus.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned not to place undue reliance on these forward-looking statements, which are as of their respective dates.  Such forward-looking statements reflect the views of our management at the time such statements are made and are subject to a number of risks, uncertainties, estimates and assumptions, including, without limitation, in addition to those identified in the text surrounding such statements, those identified under “Risk Factors” and in any applicable prospectus supplement, as well as other factors beyond CryoLife’s control.  Such risks and uncertainties could cause actual results to differ materially from CryoLife’s expectations.  Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by CryoLife will be realized or, even if substantially realized, that they will have the expected consequences to or effects on CryoLife or its business or operations.  CryoLife assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges or our deficiency of earnings to cover fixed charges in each of the periods indicated. Our earnings were insufficient to cover fixed charges for the six months ended June 30, 2015.  For purposes of computing the ratios and deficiency, earnings consist of income (loss) before income taxes plus fixed charges. The ratios are calculated by dividing earnings by the fixed charges.  For purposes of calculating fixed charges, we assumed one-third of rental expense should be included in fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all fiscal year periods presented because no shares of preferred stock were outstanding during these periods.  Similarly, the deficiency of earnings available to cover fixed charges for the six months ended June 30, 2015 is the same as the deficiency of earnings available to cover fixed charges and preferred stock dividends.

		Year Ended December 31,				Six Months Ended
	2010	2011	2012	2013	2014	June 30, 2015

Ratio of earnings to fixed charges……………	7.24	11.07	11.18	20.33	7.48	N/A

		Year Ended December 31,				Six Months Ended
	2010	2011	2012	2013	2014	June 30, 2015

Deficiency of earnings available to cover fixed charges (in thousands)………………………….	N/A	N/A	N/A	N/A	N/A	($1,578)

USE OF PROCEEDS

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under a senior indenture, dated as of or prior to the date of such issuance, between us and a trustee to be named in the senior indenture, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under a separate indenture, dated as of or prior to the date of such issuance, between us and a trustee to be named in the subordinated indenture, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes individually referred to in this prospectus as an “indenture” and collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We have included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and any other debt securities issued by us under the indentures.

Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. You should read the applicable indentures for a complete description of their provisions and the definitions of the terms used in them, because the indentures, and not this description, will define your rights as a holder of debt securities.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms relating to the debt securities, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•
the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•
whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•
any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for debt securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial

•
owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•
if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•
the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•
any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and
•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, which may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the applicable Florida laws nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Florida cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case, and Florida courts have applied both quantitative and qualitative tests. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may consolidate with or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (1) to

•
pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities, and (2) to duly perform and observe all of the covenants and conditions contained in each indenture;

•
after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence.  Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims.  The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information.  The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act; and (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of the Company relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series when it becomes due and payable at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series when due;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by the Company continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

1) having an aggregate principal amount of at least $30,000,000; or

(2) under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary of the Company; and

•	any other event of default provided with respect to a particular series of debt securities.

    When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

    If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•
we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;

•
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

    The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•
reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not ;

•	adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

    Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken in account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•
either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the

•
applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•
to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•
direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government

•	obligation evidenced by such depository receipt.

    Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•
a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities, and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository or its participants in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $2,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

DESCRIPTION OF CAPITAL STOCK

Description of Capital Stock

The Company is authorized to issue up to 75,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value.  As of July 31, 2015, there were 29,651,166 shares of Common Stock outstanding net of 1,264,577 treasury shares.  They were held by approximately 313 shareholders of record.  There were no shares of Preferred Stock outstanding as of July 31, 2015.

The following summary is qualified in its entirety by reference to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Company’s Amended and Restated Bylaws (the “Bylaws”) and the Florida Business Corporation Act (the “FBCA”).

Common Stock

Holders of Common Stock are entitled to one vote per share of Common Stock held of record on all matters to be voted upon by the Company’s shareholders generally.  Holders of Common Stock are not entitled to cumulative voting rights.  As a result, the holders of a majority of the shares of Common Stock voting for the election of directors may elect all of the Company’s directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the Board of Directors.

Holders of Common Stock are entitled to receive, on a pro rata basis, such dividends and distributions, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to any preferential dividend right of any issued and outstanding shares of Preferred Stock.  In the event of liquidation, dissolution or winding up of the Company, after payment of creditors, holders of Common Stock are entitled to share ratably in all assets, subject to the payment of any liquidation preference of any issued and outstanding shares of Preferred Stock.  Furthermore, holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. The shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

The Board of Directors of the Company is empowered, without approval of the Company’s shareholders, to cause shares of Preferred Stock (the “Preferred Stock”) to be issued in one or more series and to fix and determine the relative rights and preferences of the shares of any such series, subject to the limits of Florida law, including the FBCA.  Because the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock.

 While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of Preferred Stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both Common Stock and Preferred Stock.  It also could have the effect of delaying, deferring or preventing a change in control of CryoLife.

 The prospectus supplement relating to an offering of Preferred Stock will specify the terms of any series of Preferred Stock offered by it including:

•	the series, the number of shares offered and the liquidation value of the Preferred Stock;

•	the price at which the Preferred Stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the Preferred Stock;

•	the liquidation preference of the Preferred Stock;

•	whether the Preferred Stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the Preferred Stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications, limitations or restrictions of the Preferred Stock.

 The description of the terms of the Preferred Stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of Preferred Stock.  The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

Stock Options, Performance Stock Units, and Restricted Stock Awards

As of June 30, 2015, the Company had issued and outstanding options to purchase an aggregate of approximately 2,107,313 shares of Common Stock (net of forfeitures, expirations and cancellations) pursuant to its stock incentive plans, at exercise prices between $4.83 and $13.37.  Of such options, approximately 1,321,110 were exercisable as of June 30, 2015.  As of June 30, 2015, the Company had approximately 404,613 shares of Common Stock that had been earned in connection with grants of performance stock units, but had yet to be issued as they are subject to future time-based vesting and a risk of forfeiture. Also, as of June 30, 2015, the Company had approximately 153,538 shares of Common Stock that could be earned in connection with the 2015 grants of performance stock units if the Company achieved the maximum level of performance conditions.  As of June 30, 2015, the Company had approximately 127,459 shares of Common Stock that were underlying restricted stock unit awards, but had yet to be issued as they are subject to future time-based vesting and a risk of forfeiture.  As of June 30, 2015, the Company had issued and outstanding approximately 372,695 shares of restricted stock that are subject to future time-based vesting and a risk of forfeiture.

Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation and Bylaws of the Company and of Florida law, which are summarized below, could have the effect of making it more difficult to change the composition of the Company’s Board of Directors or for any person or entity to acquire control of the Company.

Special Meetings

Pursuant to the Company’s Articles of Incorporation and Bylaws, special meetings of the shareholders may be called only by the President or Secretary at the request in writing of a majority of the Board of Directors then in office or at the request in writing of shareholders owning not less than 50% of all votes entitled to be cast at the special meeting.

Prohibition of Shareholder Action Without Meeting

Under the Company’s Articles of Incorporation, the shareholders may not take action by written consent.  Any and all action by the shareholders is required to be taken at the annual shareholders’ meeting or at a special shareholders’ meeting.

Anti-Takeover Statute

The Company is subject to FBCA Section 607.0901, which provides that, subject to certain exceptions, an “affiliated transaction” must be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an “interested shareholder” unless the corporation has elected to opt out of this requirement in its Articles of Incorporation or its Bylaws.  The Company has not elected to opt out of this requirement, which may have the effect of making it more difficult for any person or group to acquire the Company or substantial amounts of the Company’s Common Stock.

Ability to Consider Other Constituencies

The directors of the Company are subject to the “general standards for directors” provisions set forth in Section 607.0830 of the FBCA.  These provisions provide that, among other things, in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders, and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the communities in which the Company operates and the economy in general.  Consequently, in connection with any proposed corporate action, the Board of Directors is empowered to consider interests of other constituencies in addition to the interests of the Company’s shareholders.  Shareholders should be aware that directors who take into account these other factors may make decisions which are less beneficial to the shareholders than if the law did not permit consideration of such other factors.

Shareholder Rights Plan

In November 1995, the Board of Directors of the Company established a rights plan, pursuant to which one preferred share purchase right (a “Right”) is attached to each outstanding share of Common Stock.  The description and terms of the Rights were set forth in a rights agreement dated as of November 27, 1995, between the Company and Chemical Mellon Shareholder Services, the original “Rights Agent.”  The agreement was amended effective June 1, 1997, when the Company’s Board of Directors appointed American Stock Transfer and Trust Company as the successor Rights Agent.  On November 2, 2005, the Company amended and restated the agreement to extend its expiration date to November 23, 2015, and make other changes.  The First Amended and Restated Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer and Trust Company became effective as of November 23, 2005.

Each share of Common Stock outstanding on December 11, 1995 (the “First Record Date”) is entitled to one Right, as defined in and subject to the terms and conditions of the Rights Agreement.  Under the Rights Agreement, a Right entitles the holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per Share (the “Preferred Shares”) at a price of $33.33 per one one-hundredth  of a Preferred Share (the “Purchase Price”), subject to adjustment.  Each share of Common Stock that becomes outstanding after the First Record Date is also entitled to a Right, subject to the terms of the Rights Agreement.

           Currently, each Right is non-exercisable and is evidenced only by the certificate of Common Stock to which it is attached.  The Rights will not be exercisable and will not be evidenced by separate certificates (“Right Certificates”, as further defined below) until the Distribution Date.  Rights Certificates will be issued upon the “Distribution Date,” which will occur on the earlier of:

•
10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Stock; or

•
10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (except that the Board of Directors may extend the 10 business-day period before a person or group becomes an Acquiring Person).

            Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferred with and only with the shares of common stock that are entitled to receive rights under the Rights Agreement (“Eligible Shares”).

The Rights entitle holders to acquire company securities under defined circumstances after the Distribution Date.  Rights beneficially owned by an Acquiring Person (and its affiliates, associates, and transferees (collectively, the “Acquiring Persons”)), however, become void from and after the time such persons  become  Acquiring  Persons, and  Acquiring Persons have no rights whatsoever under the Rights Agreement.  The benefits of the Rights held by shareholders that are not Acquiring Persons and that are not so voided are described below. All references to Rights that follow refer only to Rights held by persons who are not Acquiring Persons.

           As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Eligible Shares as of the close of business on the Distribution Date, and such separate Right Certificates will thereafter alone evidence the Rights.  The Rights are not exercisable until the Distribution Date and expire on November 23, 2015 (the “Final Expiration Date”),  unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company,  in each case, as described below.  Until a Right is exercised, the Right confers no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

           The Rights entitle holders to purchase Preferred Shares in certain circumstances. The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution upon any of the following events:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares;

•
upon the grant to holders of the Preferred Shares of certain rights or  warrants  to subscribe for or purchase  Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current  market  price of the Preferred Shares; or

•
upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets  (excluding  regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

           Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share.  Each Preferred Share will have 100 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share.  These rights are protected by customary anti-dilution provisions.

           Because of the nature of the Preferred Shares, dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. In the event that any person or group becomes an Acquiring Person, each holder of a Right will have the right to receive upon exercise of a Right, and in lieu of Preferred Shares, that number of Common Shares having a market value of two times the exercise price of the Right.

           In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold,  proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise of a Right and in lieu of Preferred  Shares or Common Shares of the Company, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such  transaction will have a market value of two times the exercise price of the Right.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may

           exchange the Rights, in whole or in part, at an exchange ratio of one Common Share, or a fractional share of Preferred Shares (or other preferred stock) equivalent in value thereto, per Right (subject to adjustment).

           With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares or the Common Shares.

           At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, Common Shares or such other form of consideration as the Board of Directors of the Company shall determine.  The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

           The Company may amend the Rights Agreement in any manner, provided, after (a) such time as a person or group becomes an Acquiring Person, or (b) the Distribution Date, whichever is earlier, the Company may not amend the Rights Agreement in any manner that adversely affects the interests of the holders of the Rights (other than the interests of an Acquiring Person or an affiliate or associate of an Acquiring Person).

The description of the Rights contained herein is qualified in its entirety by reference to the First Amended and Restated Rights Agreement, which is incorporated by reference into the registration statement of which this prospectus forms a part.

Shareholder Action

 Except as otherwise provided by law or in our Articles of Incorporation or Bylaws, the approval by holders of a majority of the shares of common stock present in person or represented by proxy at a meeting and entitled to vote is sufficient to authorize, affirm, ratify or consent to a matter voted on by shareholders.  The FBCA requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of the articles of incorporation.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, LLC.  It is located at 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8124.

DESCRIPTION OF DEPOSITARY SHARES

General

 We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares.  We currently have no depositary shares outstanding. Each depositary share will represent a fraction of a share of a particular series of preferred stock.  The prospectus supplement will indicate that fraction.  The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”).  Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.  The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

 We have summarized selected provisions of a depositary agreement and the related depositary receipts.  The summary is not complete.  The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC on a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

 If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares.  If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares.  If the Bank Depositary, however, determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

 If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption.  The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock.  If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

 Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock.  Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares.  The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so.  The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the Bank Depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Depositary Agreement

 The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us.  However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the depositary agreement as so amended.  The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

 We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer taxes and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided for their accounts in the depositary agreement.

Withdrawal of Preferred Stock

 Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock represented by those depositary shares.  Partial shares of preferred stock will not be issued.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares.  Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Limitation of Liability

 Neither we nor the Bank Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the depositary agreement. Our obligations and those of the Bank Depositary will be limited to performance of our respective duties under the depositary agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct.  Neither the Bank Depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the Bank Depositary may rely upon advice of attorneys or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

 The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary.  Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment.  Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase debt securities, common stock, preferred stock or depositary shares and may be issued in one or more series. Warrants may be offered independently or in combination with debt securities, common stock, preferred stock or depositary shares, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.  We currently have no warrants outstanding.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•
the designation, number and terms of the common stock, preferred stock, debt securities or depositary shares that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the price at which each share of preferred stock, common stock or debt securities that can be purchased upon exercise of such warrants may be purchased;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the

•	exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of CryoLife.

As set forth in the applicable prospectus supplement and any applicable free writing prospectus, the exercise price and the number of shares of common stock purchasable upon exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock or preferred stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock and any other events specified in the applicable prospectus supplement.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Florida.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.  We currently have no units outstanding.

We may issue the units under a unit agreement. We use the term “unit agreement” to refer to any of these unit agreements.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  The following description of the unit agreement and the units summarizes those aspects of the units and those portions of the unit agreement that we believe will be most important to your decision to invest in our units. You should keep in mind, however, that it is the unit agreement, and not this summary, that defines your rights as a holder of units.  There may be other provisions in the unit agreement that are also important to you.  The particular terms of the units offered by any prospectus supplement and the extent to which the general provisions described below may apply to such units will be outlined in the applicable prospectus supplement.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.  See “Where You Can Find More Information” for information on how to obtain a copy of the unit agreement when it is filed.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                 the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•                 any provisions of the governing unit agreement that differ from those described in this prospectus; and
•                 any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, depositary share, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if there is one, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, if there is one, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•                  to underwriters for resale to the public or to investors;
•                 a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•                 purchases by a broker or dealer, including purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•                  through ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•                  through agents to the public or to investors;
•                  directly to investors in privately negotiated transactions; or
•                  through a combination of any of these methods of sale.

The securities may be sold from time to time in one or more transactions at:

•                  fixed prices, which may be changed;
•                  the prevailing market price at the time of sale;
•                  varying prices determined at the time of sale; or
•                  at negotiated prices.

Sales may be effected in transactions:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of shares of our common stock;
•                  in the over-the-counter market;
•                  in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•                  through the writing of options; or
•                  through the settlement of short sales.

We may enter into derivative or other hedging transactions with financial institutions, or sell securities not covered by this prospectus to financial institutions in privately negotiated transactions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may loan, pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

We will describe in a prospectus supplement the terms of the offering of securities, including:

•                  the name or names of any underwriters or agents;
•                  the purchase price of the securities being offered and the proceeds we will receive from the sale;
•                  any over-allotment options under which underwriters may purchase additional securities from us;
•                 any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•                  any initial public offering price; and
•                  any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters and Agents

    If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934.  If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement.  Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement.  A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

 Each series of securities will be a new issue and, other than our common stock, which is listed on The New York Stock Exchange, will have no established trading market.  Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission.  We have filed a registration statement on Form S-3 with the SEC to register under the Securities Act of 1933 the securities offered hereby.  This prospectus constitutes a part of that registration statement.  As allowed by the SEC’s rules, this prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  Please refer to the registration statement and related exhibits and schedules filed therewith for further information with respect to us and the securities offered hereby.  Although the prospectus describes the material provisions of documents referenced herein and filed as exhibits, statements contained herein concerning the provisions of any such document are not necessarily complete.  In each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed by us with the SEC and each such statement is qualified in its entirety by such reference.

The following documents, which we have filed with the SEC (File No. 001-13165), are incorporated by reference in and made a part of this prospectus:

•	Our Annual Report on Form 10-K filed with respect to our fiscal year ended December 31, 2014;

•	Our Quarterly Reports on Form 10-Q filed with respect to our quarters ended March 31, 2015 and June 30, 2015;

•	Our Current Reports on Form 8-K filed on February 18, 2015, April 10, 2015, April 27, 2015, and May 26, 2015; and

•
The description of our common stock contained in our registration statement on Form 8-A, filed on July 2, 1997, and any amendment or report filed for the purpose of updating such description, including without limitation, our Amendment No. 1 to Form 8-A/A filed on November 3, 2005.

We are also incorporating by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering.  These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.  Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at http://www.sec.gov, and on our website, www.cryolife.com.  This information is also available without charge upon written or oral request to:

CryoLife, Inc.
Attn:  Secretary
1655 Roberts Boulevard, NW
Kennesaw, Georgia  30144
(770)419-3355

Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus, is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We may not make an offer of securities in any state where the offer is not permitted.  The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus.  It also does not mean that the information in this prospectus is correct after this date.

LEGAL MATTERS

Certain legal matters, including the validity of the securities offered hereby, have been passed upon for us by Arnall Golden Gregory LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of CryoLife, Inc. at December 31, 2014 and 2013, and for each of the two years in the period ended  December 31, 2014, appearing in CryoLife, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of CryoLife, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of CryoLife, Inc. and subsidiaries for the year ended December 31, 2012 incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CRYOLIFE, INC.

$150,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

PROSPECTUS

_____________ __, ______

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

All expenses, other than fees and expenses of legal or other advisors to the selling shareholders, as applicable, will be paid by CryoLife.  Such expenses are as follows:
SEC registration fee	$ 5,970*
FINRA filing fee (if required)	$ **
NYSE listing fee	$ **
Printing expenses	$ **
Accounting fees and expenses	$ **
Legal fees and expenses	$ **
Transfer agent and trustee fees	$ **
Miscellaneous	$ **

Total	$ **

* Represents the balance of the SEC registration fee due in connection with the registration of securities offered hereby after giving effect to the offset described in footnote (4) to the Calculation of Registration Fee table.  This balance was previously paid by the Registrant in connection with the filing of the Registration Statement on Form S-3 (File No. 333-206119) on August 5, 2015.
** These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.

Item 15.  Indemnification of Directors and Officers.

The Registrant is a Florida corporation.  The following summary is qualified in its entirety by reference to the complete text of the Florida Business Corporation Act (the “FBCA”), the Registrant’s Amended and Restated Articles of Incorporation, and the Registrant’s Amended and Restated Bylaws.

Florida Law.  Under Section 607.0850(1) of the FBCA, a corporation may indemnify any of its directors and officers against judgments, penalties, fines, amounts paid in settlement, and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding (including any appeal thereof) (i) if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.  In actions brought by or in the right of the corporation, however, Section 607.0850(2) provides that no indemnification shall be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Charter and Bylaws.  Article X of the Registrant’s Amended and Restated Articles of Incorporation requires that, if in the judgment of the majority of the Board of Directors (excluding from such majority any director under consideration for indemnification) the criteria set forth under Section 607.0850 have been met, then the Registrant shall indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Registrant in the manner and to the extent contemplated by Section 607.0850 of the FBCA (formerly Section 607.014 of the Florida General Corporation Act).  Article VI of the Registrant’s Amended and Restated Bylaws provides that indemnification is available to directors and officers only if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  The Registrant will have no obligation to provide indemnification until a determination has been made that the applicable standard of conduct has been met and that indemnification is not prohibited by relevant law.  With respect to proceedings brought by or in the right of the Registrant, no indemnification shall be made if the officer or director is adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.  The Registrant’s Amended and Restated Bylaws also state that the rights to indemnification are binding contract rights which are binding on the Registrant with respect to any conduct that takes place while the provision remains in place, even if the provision is later amended, and that the rights continue as to a person who has ceased to be an officer or director.  Expenses, including reasonable attorneys’ fees, paralegals’ fees and court costs, incurred by a director or officer in defending a proceeding for which indemnification is provided will be paid by the Registrant in advance of the final disposition of such proceeding provided that the director or officer represents that he or she has met the applicable standard of conduct in relation to the proceeding and will repay such amount if he or she is ultimately found not to be entitled to indemnification.

D&O Insurance.  The Registrant has purchased insurance to insure (i) the Registrant’s directors and officers against damages from actions and claims incurred in the course of their duties, and (ii) the Registrant against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

Indemnification Agreements.  The Registrant has entered into indemnification agreements with each of its directors and its Executive Vice President, Chief Operating Officer and Chief Financial Officer (“Indemnitees”).   Pursuant to such agreements,  the Registrant shall indemnify each Indemnitee whenever he or she is or was a party or is threatened to be made a party to any proceeding,  including without limitation any such proceeding brought by or in the right of the Registrant, because he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation,  partnership,  joint venture, trust or other enterprise, or because of anything  done or not done by the Indemnitee in such capacity, against expenses and  liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such proceeding, if he or she acted in good faith and in a manner he or she  reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Unless a determination has been made that the Indemnitee is not entitled to indemnification pursuant to the agreement, all reasonable expenses incurred by or on behalf of such Indemnitee shall be advanced from time to time by the Registrant to the Indemnitee within twenty (20) days after the Registrant’s receipt of a written request for an advance of expenses by such Indemnitee, whether prior to or after final disposition of a proceeding.  Indemnitee shall agree, at the time of such advance, to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified under the terms of the agreement. Any advances made shall be unsecured and no interest shall be charged thereon.

Item 16.  Exhibits.

Exhibit No.	Exhibit

4.1
Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2014) (File No. 001-13165).

4.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K filed July 27, 2011) (File No. 001-13165).

4.3
Form of Certificate for the Company’s Common Stock. (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997) (File No. 001-13165).

4.4
First Amended and Restated Rights Agreement, dated as of November 2, 2005, between CryoLife, Inc. and American Stock Transfer & Trust Company (Incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed November 3, 2005) (File No. 001-13165).

4.5+	Form of Depositary Agreement.

4.6+	Form of Depositary Receipt.

4.7*	Form of Indenture for Senior Debt Securities.

4.8*	Form of Senior Debt Security.

4.9*Form of Subordinated Indenture for Subordinated Debt Securities.

4.10*	Form of Subordinated Debt Security.

4.11+	Form of Warrant Agreement.

4.12+	Form of Warrant Certificate.

4.13+	Form of Unit Agreement.

4.14+	Form of Unit Certificate.

5.1*	Legal Opinion of Arnall Golden Gregory LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Arnall Golden Gregory LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (Included on the signature page of the original filing of this Registration Statement on Form S-3 on August 5, 2015).
25.1+      Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture.

25.2+	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture.
________
+ To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement including a Current Report on Form 8-K of the Registrant

*Previously filed.

Item 17.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed tobe part of the registration statement as of the date the filed prospectus was deemed part ofand included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia on August 21, 2015.

CRYOLIFE, INC.

By: /s/ D. Ashley Lee
D. Ashley Lee
Executive Vice President, Chief Operating Officer and Chief Financial Officer

*****

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:

Name	Title	Date
* ____________________________ J. Patrick Mackin	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2015
/s/ D. Ashley Lee D. Ashley Lee	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	August 21, 2015
*____________________________ Amy D. Horton	Chief Accounting Officer (Principal Accounting Officer)	August 21, 2015
*____________________________ Thomas F. Ackerman	Director	August 21, 2015

*____________________________ James S. Benson	Director	August 21, 2015
*____________________________ Daniel J. Bevevino	Director	August 21, 2015

*____________________________ Ronald C. Elkins, M.D.	Director	August 21, 2015
*____________________________ Ronald D. McCall	Director	August 21, 2015

*____________________________ Harvey Morgan	Director	August 21, 2015
*____________________________ Jon W. Salveson	Director	August 21, 2015

*By:  /s/ D. Ashley Lee
         D. Ashley Lee
         Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2014) (File No. 001-13165).

4.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K filed July 27, 2011) (File No. 001-13165).

4.3
Form of Certificate for the Company’s Common Stock. (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997) (File No. 001-13165).

4.4
First Amended and Restated Rights Agreement, dated as of November 2, 2005, between CryoLife, Inc. and American Stock Transfer & Trust Company (Incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed November 3, 2005) (File No. 001-13165).

4.5+	Form of Depositary Agreement.

4.6+	Form of Depositary Receipt.

4.7*	Form of Indenture for Senior Debt Securities.

4.8*	Form of Senior Debt Security.

4.9*	Form of Subordinated Indenture for Subordinated Debt Securities.

4.10*	Form of Subordinated Debt Security.

4.11+	Form of Warrant Agreement.

4.12+	Form of Warrant Certificate.

4.13+	Form of Unit Agreement.

4.14+	Form of Unit Certificate.

5.1*	Legal Opinion of Arnall Golden Gregory LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Arnall Golden Gregory LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (Included on the signature page of the original filing of this Registration Statement on Form S-3 on August 5, 2015).

25.1+      Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture.

25.2+      Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture.
+ To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement including a Current Report on Form 8-K of the Registrant

* Previously filed.